UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
2008 Management Bonus Plan
On March 6, 2008, the Board of Directors of Leadis Technology, Inc. (the “Company”), upon the recommendation of the Compensation Committee, established the terms of the Company’s management bonus plan for 2008 (the “2008 Bonus Plan”). Under the 2008 Bonus Plan, cash bonuses, if any, for services to be performed in 2008 will be based on the achievement of pre-set corporate goals and individual performance targets. These bonuses are designed to attract, motivate and reward the Company’s executive officers and are at the discretion of the Company’s Board of Directors or the Compensation Committee.
Under the 2008 Bonus Plan, bonuses may range from 0% (if minimum objectives are not achieved) to a maximum of 150% (if results exceed objectives) of the target bonus amount. The target bonus for each executive officer is based on a percentage of his base salary. The target bonus for the Company’s chief executive officer is based solely on the Company’s performance. The target bonuses for other executive officers of the Company participating in the plan are weighted so that 80% of the target bonus is based on the Company’s performance and 20% is based on individual performance criteria as established by the Company’s chief executive officer. Individual performance goals will vary depending on the Company’s strategic plan initiatives and the responsibilities of the positions held by the executive officers. The Company’s Board of Directors and Compensation Committee reserve the right to modify these goals and criteria at any time, to grant bonuses in excess of the maximum target amounts, or to grant bonuses to the participants even if the performance goals are not met.
The corporate goals for each executive officer will be based on (i) the Company’s 2008 revenue, income and gross margin results and (ii) the development of innovative technology, increasing the design win pipeline and design wins obtained, and new product development in each of the Company’s product lines. The Company’s Board of Directors or the Compensation Committee has the right to modify the objective performance goals at any time based on business changes during the year.
The payout of any bonuses associated with performance to corporate goals under the 2008 Bonus Plan will be deferred, as necessary, until such time as the Company has achieved two consecutive quarters of profitability, provided such occurs no later than the second quarter of 2009. Following two consecutive quarters of profitability, the Company will pay out bonuses earned under the 2008 Bonus Plan for achievement of the corporate goals up to a maximum of 15% of the aggregate operating income before tax for such two consecutive quarters. If the immediately succeeding quarter is also profitable, the Company will pay out any remaining earned bonuses up to a maximum of 15% of the aggregate operating income before tax for such immediately succeeding quarter. Any earned bonuses not paid out in such immediately succeeding quarter will be forfeited and not paid by the Company. Any bonuses earned for meeting individual goals will be paid in 2009 without regard to the Company’s financial performance.
A summary of the 2008 Bonus Plan is filed with this report as Exhibit 99.1. The foregoing description of the 2008 Bonus Plan is subject to, and qualified in its entirety by, the summary of the 2008 Bonus Plan.
2007 Management Bonus Plan
The Company did not pay any bonuses under the Company’s 2007 Management Bonus Plan as minimum objectives were not achieved by the Company in 2007.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Summary of Leadis Technology, Inc. 2008 Management Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: March 12, 2008	/s/ John K. Allen
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Summary of Leadis Technology, Inc. 2008 Management Bonus Plan.